UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

Disc Medicine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39438	85-1612845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2023, Disc Medicine, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, SVB Securities LLC, Stifel, Nicolaus & Company, Incorporated, and BMO Capital Markets Corp., as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), related to a public offering (the “Offering”) of (i) 2,595,919 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) at a price to the public of $49.00 per share and (ii) pre-funded warrants to purchase an aggregate of 204,081 shares of Common Stock (the “Pre-Funded Warrants”), at a price to the public of $48.9999 per Pre-Funded Warrant, which represents the per share public offering price for the Common Stock less the $0.0001 per share exercise price for each such Pre-Funded Warrant. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 420,000 shares of Common Stock. The net proceeds from the Offering are expected to be approximately $128.2 million, or approximately $147.6 million if the option to purchase additional shares is exercised in full by the Underwriters, after deducting the underwriting discount and estimated offering expenses. The Company will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Offering is expected to close on June 16, 2023, subject to customary closing conditions.

Each Pre-Funded Warrant will be exercisable for one share Common Stock at an exercise price of $0.0001 per share, or alternatively, at the election of each holder, shares of Common Stock may be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its “attribution parties,” as defined in the Pre-Funded Warrant) may not exercise any portion of the Pre-Funded Warrants if immediately after exercise, the holder (together with its attribution parties), would beneficially own in excess of 24.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Ownership Limit”). Purchasers of the Pre-Funded Warrants may also elect to set the initial Ownership Limit at 4.99%, 9.99% or 19.99%. Upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the Ownership Limit up to 24.99%, provided however that purchasers that select an Ownership Limit of 19.99% or less will only be allowed to increase the Ownership Limit above 19.9% if such increase would not result in a change of control under the rules and regulations of the Nasdaq Stock Market LLC.

In addition, if the exercise of a Pre-Funded Warrant would result in a holder of Pre-Funded Warrants (together with its attribution parties) acquiring beneficial ownership of Common Stock (together with all other equity owned by such holder at such time) equal to or in excess of the notification threshold applicable to such holder (the “HSR Threshold”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as of the date of delivery of the applicable exercise notice, and no exemption to filing a notice and report form under the HSR Act is applicable, then only such portion of the Pre-Funded Warrants held by such holder, which when exercised does not exceed the HSR Threshold, shall be exercisable and the applicable exercise notice shall be deemed to relate only to such portion of the Pre-Funded Warrants, and the remaining portion of the Pre-Funded Warrants in excess of the HSR Threshold shall not be exercisable until the expiration or early termination of the applicable waiting period under the HSR Act or receipt of applicable approval. For certain holders of Pre-Funded Warrants, upon expiration or early termination of the applicable waiting period under the HSR Act or receipt of applicable approval, such holder shall no longer be subject to either the HSR Threshold or the Ownership Limit. The Company does not intend to list the Pre-Funded Warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-269272), filed with the Securities and Exchange Commission (the “Commission”) on January 18, 2023 and declared effective by the Commission on January 24, 2023, as supplemented by a final prospectus supplement dated June 13, 2023, filed on June 15, 2023. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock or the Pre-Funded Warrants.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The form of Pre-Funded Warrant to Purchase Common Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the shares of Common Stock, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On June 12, 2023, the Company issued a press release announcing the Offering. On June 13, 2023, the Company issued a press release announcing that it had priced the Offering. A copy of both press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 13, 2023, by and among the Company and Morgan Stanley & Co. LLC, SVB Securities LLC, Stifel, Nicolaus & Company, Incorporated, and BMO Capital Markets Corp., as representatives of the several underwriters listed on Schedule A thereto.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP regarding the issue of Common Stock, Pre-Funded Warrants and Common Stock issuable upon exercise of the Pre-Funded Warrants being registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release announcing the Offering, dated June 12, 2023.

99.2	Press release announcing the pricing of the Offering, dated June 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: June 16, 2023	By:	/s/ John Quisel
	Name:	John Quisel, J.D., Ph.D.
	Title:	Chief Executive Officer